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                         INDEPENDENT AUDITORS' CONSENT

                                                                    EXHIBIT 23.3

     We consent to the incorporation by reference in Cendant Corporation's Registration Statement No. 333-46661 on Form S-4, Registration Statement Nos. 333-11035, 333-17323, 333-17411, 333-20391, 333-23063, 333-26927, 333-35709,
333-35707, 333-45155, 333-45227 and 333-49405 on Form S-3, and Registration
Statement Nos. 33-74066, 33-91658, 333-00475, 333-03237, 33-58896, 33-91656,
333-03241, 33-26875, 33-75682, 33-93322, 33-93372, 33-75684, 33-80834,
33-74068, 33-41823, 33-48175, 333-09633, 333-09655, 333-09637, 333-22003,
333-30649, 333-42503, 333-34517-2, 333-42549, 333-45183 and 333-47537 on Form
S-8 of our report dated February 21, 1996 with respect to the consolidated statements of earnings, shareholders' equity, and cash flows of Davidson & Associates, Inc. and subsidiaries for the year ended December 31, 1995 appearing in this Annual Report on Form 10-K/A of Cendant Corporation for the year ended December 31, 1997.

                                                  /s/ KPMG Peat Marwick LLP
                                                  KPMG Peat Marwick LLP

Long Beach, CA
September 28, 1998